UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 18, 2014

Z Trim Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Illinois	001-32134	36-4197173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 Campus Drive
Mundelein, Illinois 60060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 549-6028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 18, 2014, John Elo, age 56, was promoted from Controller to serve as the Chief Financial Officer of Z Trim Holdings, Inc. (the “Company”) and Brian Chaiken resigned as the Chief Financial Officer and Chief Legal Officer of the Company.

In connection with his appointment, Mr. Elo was granted 153,500 stock options with an exercise price of $0.62 per share. All of the stock options vested immediately.

Mr. Elo was Controller of the Company from September 2011 through August 2014 when he was promoted to Chief Financial Officer. Prior to that, he was the Controller, Human Resources and MIS Manager of Oxy-Dry Food Blends, Inc., a wholly owned subsidiary of Baldwin Technology Company, Inc. from January 2005 through September 2011. Mr. Elo received a Bachelor Degree in Accounting and Economics from Benedictine University (formerly Illinois Benedictine College) and is also a Certified Public Accountant.

There are no family relationships between Mr. Elo and any former director, executive officer or person nominated or chosen by the Company to become director or executive officer. Additionally, there have been no transactions involving Mr. Elo that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Z Trim Holdings, Inc.

Date: November 6, 2014	By:	/s/ Steven J. Cohen
Steven J. Cohen
Chief Executive Officer